STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Purchase Agreement") is entered into as of the 8th day of July, 2002 by and between; David M. Bovi (the "Buyer") at 319 Clematis Street, Suite 812, West Palm Beach, Florida 33401; and William and Rose Bosso, JTWROS, 400 Hampton View Court, Alpharetta, Georgia 30004 (the "Seller").

     WHEREAS, the Seller is a non-affiliate stockholder of PR
Specialists, Inc., a Delaware corporation (the "Company"), and currently owns 100,000 restricted shares of common stock (the
"Common Stock") of the Company;

     WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase the Common Stock in exchange for $0.05 per share, $5,000 in the aggregate, all pursuant to the terms and conditions of this Purchase Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


1.   Transfer of Common Stock.

1.1 Seller's Transfer of Common Stock. The Seller shall sell and the Buyer shall purchase 100,000 restricted shares of common stock (the "Common Stock") of the Company, pursuant to the terms and conditions set forth herein.

1.2 Delivery of Common Stock to the Exchange Agent. Upon the execution of this Purchase Agreement, the Seller shall deposit, or cause to be deposited, with Interwest Transfer Company, Inc.,1981 East Murray Holladay Road, 4800 South - Suite 100, Salt Lake City, Utah 84117, ATTN: Melinda Orth, the Exchange Agent, for the benefit of the Buyer, the Seller's certificate representing the fully paid and nonassessable shares of Common Stock, along with their properly executed stock powers, bank medallion signature guaranteed, for the consideration described in subparagraph
2.1 below. On the Closing Date (defined in subparagraph 1.3 below) or as soon as practicable thereafter, the Exchange Agent shall issue and deliver a certificate in the name of the Buyer by hand delivery or by depositing such in the United States mail, postage prepaid.

1.3 Closing Date. The closing of the transactions described in this Purchase Agreement shall be held on July 8, 2002, so long as all of the conditions contained in paragraph 6 of this Purchase Agreement shall have been satisfied or waived as provided herein (the "Closing Date").

1.4 Further Assurances. From and after the Closing Date, the Seller and the Buyer shall (i) provide such further assurances to each other, (ii) execute and deliver all such further instruments and papers, (iii) provide such records and information and (iv) take such further action as may be appropriate to carry out the transactions contemplated by and to accomplish the purposes of this Purchase Agreement.

2.   Consideration for the Transfer of Common Stock.

2.1 Delivery Cash Consideration. As consideration for the transfer of shares of Common Stock described in subparagraph 1.1 above, on the Closing Date, the Buyer shall transfer to Servitrust Corp, on behalf of the Seller, a bank check, wire transfer or other certified funds representing $5,000 U.S. Dollars.

3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer as follows:

3.1 Title to Shares of Common Stock of the Company. The Seller has good and marketable title to the Common Stock to be transferred to the Buyer pursuant to subparagraph 1.1 of this Purchase Agreement. There is no third party lien, claim or interest against such shares, currently or threatened, and such shares are unencumbered.

3.2  Transferability of Shares of Common Stock of the Company.
The Seller has full power and authority to transfer the shares of Common Stock to be transferred to the Buyer pursuant to subparagraph 1.1 of this Purchase Agreement, and the execution, delivery and performance of this Purchase Agreement does not require the consent, approval or authorization of any third party, including any governmental authority.

3.3 No Conflict. The execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of, or constitute a default under or a violation of the provisions of any agreement or other instrument to which the Seller is a party or by which the Seller is bound or of any law, ordinance, regulation, decree or order applicable to the Seller, and shall not conflict with any provision of the Company's articles of incorporation, bylaws or other similar documents.

3.4 No Brokers. All negotiations relative to the execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby have been carried on by the Seller in a manner directly with the Buyer, without the intervention of any other person, and shall not give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or similar payment.

3.5 No Untrue Statements. In connection with the execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby, no statement the Seller has made in this Purchase Agreement, and no written statement contained in any certificate, schedule or other document required to be furnished by Seller to the Buyer pursuant to this Purchase Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements not misleading.

3.6 Acknowledgment. The Seller acknowledges that the Seller has had the benefit of financial and legal advisors with respect to this Purchase Agreement and that the Seller is not relying upon the Buyer or any person on behalf of or retained by the Buyer for any disclosure of information with respect to this Purchase Agreement. Notwithstanding, nothing in this subparagraph 3.6 shall be a defense to or mitigation of any breach by the Buyer of the Buyer's representations and warranties set forth in this Purchase Agreement.


4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

4.1 Transferability of Consideration. On the Closing Date, the Buyer shall have full power and authority to transfer to the Seller the consideration to be transferred to the Seller pursuant to subparagraph 1.1 of this Purchase
Agreement. The execution, delivery and performance of this Purchase Agreement does not require the consent, approval or authorization of any third party, including any governmental authority.

4.2 No Conflict. The execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of, or constitute a default under or a violation of the provisions of any agreement or other instrument to which the Buyer is a party or by which the Buyer is bound or of any law, ordinance, regulation, decree or order applicable to the Buyer.

4.3 No Brokers. All negotiations relative to the execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby have been carried on by the Buyer in a manner directly with the Seller, without the intervention of any other person, and shall not give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or similar payment.

4.4 No Untrue Statements. In connection with the execution and delivery of this Purchase Agreement and the consummation of the transactions contemplated hereby, no statement the Buyer has made in this Purchase Agreement, and no written statement contained in any certificate, schedule or other document required to be furnished by the Buyer to the Seller pursuant to this Purchase Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements not misleading.

4.5 Acknowledgment. The Buyer acknowledges that the Buyer has had the benefit of financial and legal advisors with respect to this Purchase Agreement and that the Buyer is not relying upon the Seller or any person on behalf of or retained by the Seller for any disclosure of information with respect to this Purchase Agreement. Notwithstanding, nothing in this subparagraph 4.5 shall be a defense to or mitigation of any breach by the Seller of the Seller' representations and warranties set forth in this Purchase
Agreement.

4.6 Restrictions on Transfer. Buyer acknowledges that the Common Stock (i) has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor pursuant to the provisions of the securities act of any state; and (ii) will be sold without benefit of registration under the federal and state securities acts by reason of specific exemptions from registration provided by such acts. Further, Buyer acknowledges that there are substantial restrictions on the transferability of the Common Stock, as such securities are "restricted", and may not be sold unless such sale is exempt from registration under the Securities Act and applicable state securities laws.

5.   Additional Representations and Warranties.

5.1 Economic Risk; Sophistication. The Buyer and the Seller represent and warrant that they (i) fully understand the nature, scope and duration of this Purchase Agreement, and
(ii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of entering into this Purchase Agreement, and therefore have the capacity to protect their own interests in connection therewith.


6.   Conditions to Closing.

6.1 The obligation of the Seller to consummate the transactions contemplated in this Purchase Agreement with the Buyer is subject to the fulfillment or written waiver by the Seller prior to or as of the Closing Date of each of the following conditions:

      (a) Representations and Warranties. All representations and warranties set forth in this Purchase Agreement shall be true and correct as of the date of this Purchase Agreement and as of the Closing Date, as though made as of the Closing Date (except for representations and warranties that, by their express terms, speak to some other date).

      (b) Performance. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Purchase Agreement at or prior to the Closing Date.

6.2 The obligation of the Buyer to consummate the transactions contemplated in this Purchase Agreement is subject to the fulfillment or written waiver by the Buyer prior to or as of the Closing Date of each of the following conditions:

      (a) Representations and Warranties. All representations and warranties set forth in this Purchase Agreement shall be true and correct as of the date of this Purchase Agreement and as of the Closing Date, as though made as of the Closing Date (except for representations and warranties that, by their express terms, speak to some other date).

      (b) Performance. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Purchase Agreement at or prior to the Closing Date.


7. Transfer Documents. The Seller and the Buyer shall (i) make such other agreements and execute such other documents as the parties determine necessary to effectuate the transactions contemplated by this Purchase Agreement, and
(ii) provide the other party with such additional information and documents as may reasonably be requested in connection with the securities exchanged hereunder, including information necessary to substantiate the tax basis of such securities.

8.    Mutual Representation and Warranty. The Seller and the
Buyer represent and warrant to each other that this Purchase Agreement is the legal, valid and binding obligation of each party hereto, enforceable against the Seller or the Buyer, as the case may be, in accordance with the terms hereof.

9.    Termination and Effect.

9.1 Mutual Consent. This Purchase Agreement may be terminated and the transactions contemplated herein may be abandoned if, at any time prior to the Closing Date, by mutual consent of the Buyer and the Seller.

9.2 Failure to Close. This Purchase Agreement shall be terminated and the transactions contemplated herein shall be abandoned if the Closing Event does not occur by July 8, 2002 (the "Termination Date").

9.3 Effect of Termination. In the event this Purchase Agreement is terminated and the transactions contemplated herein are abandoned for any reason other than as set forth in subparagraphs 9.1 or 9.2 hereof, such termination will not relieve the breaching party from liability for any willful breach of this Agreement giving rise to such termination.


10.   Miscellaneous.

10.1 Survival of Representations and Warranties; Limitation of Liability. The representations and warranties of each of the parties contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect forever hereafter (subject to any applicable statutes of limitations).

10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

10.3 Entire Agreement. This Purchase Agreement (including the documents referred to herein and the Schedules hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

10.4 Succession and Assignment. This Purchase Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

10.5 Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10.6 Headings. The paragraph and subparagraph headings contained in this Purchase Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Purchase Agreement.

10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient. With respect to the Buyer, at 319 Clematis
Street, Suite 812, West Palm Beach, Florida 33401. With respect to the Seller, at 400 Hampton View Court,
Alpharetta, Georgia 30004.

Either party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10.8  Governing Law. This Purchase Agreement shall be governed
by, and construed     in accordance with, the laws of the
State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

10.9 Amendments and Waivers. No amendment of any provision of this Purchase Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10 Severability. Any term or provision of this Purchase Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.11 Conflict of Terms. In the event of a conflict of terms and conditions between this Purchase Agreement and any other agreement, the terms and conditions of this Purchase
Agreement shall prevail.

10.12   General Interpretive Principles. For purposes of this
Purchase Agreement, except as otherwise expressly provided or unless the context otherwise requires:


        (a) The terms defined in this Purchase Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

        (b) Accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

        (c) References herein to "paragraphs", "subparagraphs" and other subdivisions without reference to a document are to designated paragraphs, subparagraphs and other subdivisions of this Purchase Agreement;

        (d) A reference to a subparagraph without further reference to a paragraph is a reference to such subparagraph as contained in the same paragraph in which the reference appears;

        (e) The words "herein", "hereof", "hereunder" and other words of similar import refer to this Purchase
             Agreement as a whole and not to any particular provision; and

        (f) The term "include" or "including" shall mean without limitation by reason of enumeration.

10.13 Incorporation of Schedules. The schedules identified in this Purchase Agreement are incorporated herein by reference and made a part hereof.


                   [See Signature Page Attached]

	In Witness, the parties have duly executed this Purchase
Agreement as of the date first above written.

WITNESS:                             SELLER:

                                     ______________________________

______________________________       ______________________________

Name:_________________________       William and Rose Bosso, JTWROS


WITNESS:                             BUYER:



______________________________       ______________________________

Name:_________________________       David M. Bovi